Exhibit 23.3

CONSENT TO BEING NAMED AS A PROSPECTIVE DIRECTOR

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named in this Registration Statement on Form S-3 (the “Registration Statement”) of Kemper Corporation (the “Company”), and any amendments thereto, as a prospective director of the Company, and to the filing of this consent as an exhibit to the Registration Statement, and any amendments thereto.

By:     /s/ Gerald Laderman
Name: Gerald Laderman
Date:    February 14, 2020